Exhibit 8.1
LIST OF SUBSIDIARIES OF SUMITOMO MITSUI FINANCIAL GROUP, INC.
List of Subsidiaries as of March 31, 2010

Company Name	Jurisdiction
Sumitomo Mitsui Banking Corporation	Japan
Banco Sumitomo Mitsui Brasileiro S.A.	Brazil
Financial Link Co., Ltd.	Japan
Japan Pension Navigator Co., Ltd.	Japan
Kansai Urban Banking Corporation	Japan
Manufacturers Bank	U.S.A.
Nikko Cordial Securities Inc.	Japan
ORIX Credit Corporation	Japan
PT Bank Sumitomo Mitsui Indonesia	Indonesia
SAKURA CARD CO., Ltd.	Japan
Sakura Finance (Cayman) Limited	Cayman Islands
Sakura Finance Asia Limited	Hong Kong
SAKURA KCS Corporation	Japan
Sakura Preferred Capital (Cayman) Limited	Cayman Islands
SB Equity Securities (Cayman), Limited	Cayman Islands
SB Treasury Company L.L.C.	U.S.A.
SBTC, Inc.	U.S.A.
SFVI Limited	British Virgin Islands
SMBC Business Support Co., Ltd.	Japan
SMBC Capital India Private Limited	India
SMBC Capital Markets Limited	U.K.
SMBC Capital Markets, Inc.	U.S.A.
SMBC Capital Partners LLC	U.S.A.
SMBC Cayman LC Limited	Cayman Islands
SMBC Center Service Co., Ltd.	Japan
SMBC Consulting Co., Ltd.	Japan
SMBC Delivery Service Co., Ltd.	Japan
SMBC Derivative Products Limited	U.K.
SMBC DIP Limited	Cayman Islands
SMBC Electronic Monetary Claims Recording Co., Ltd.	Japan
SMBC Finance Business Planning Co., Ltd.	Japan
SMBC Finance Service Co., Ltd.	Japan
SMBC Financial Services, Inc.	U.S.A.
SMBC Friend Securities Co., Ltd.	Japan
SMBC Green Service Co., Ltd.	Japan
SMBC Guarantee Co., Ltd.	Japan
SMBC International Business Co., Ltd.	Japan
SMBC International Finance N.V.	Netherlands Antilles
SMBC International Operations Co., Ltd.	Japan
SMBC Learning Support Co., Ltd.	Japan
SMBC Leasing and Finance, Inc.	U.S.A.
SMBC Leasing Investment LLC	U.S.A.
SMBC Loan Administration and Operations Service Co., Ltd.	Japan

Company Name	Jurisdiction
SMBC Loan Adviser Co., Ltd.	Japan
SMBC Loan Business Planning Co., Ltd.	Japan
SMBC Loan Business Service Co., Ltd.	Japan
SMBC Market Service Co., Ltd.	Japan
SMBC MVI SPC	Cayman Islands
SMBC PERSONNEL SUPPORT CO., LTD.	Japan
SMBC Preferred Capital GBP 1 Limited	Cayman Islands
SMBC Preferred Capital GBP 2 Limited	Cayman Islands
SMBC Preferred Capital JPY 1 Limited	Cayman Islands
SMBC Preferred Capital JPY 2 Limited	Cayman Islands
SMBC Preferred Capital USD 1 Limited	Cayman Islands
SMBC Preferred Capital USD 2 Limited	Cayman Islands
SMBC Preferred Capital USD 3 Limited	Cayman Islands
SMBC Principal Finance Co., Ltd.	Japan
SMBC Property Research Service Co., Ltd.	Japan
SMBC Securities, Inc.	U.S.A.
SMBC Servicer Co., Ltd.	Japan
SMBC Staff Service Co., Ltd.	Japan
SMBC Support & Solution Co., Ltd.	Japan
SMFG Card & Credit, Inc.	Japan
SMFG Preferred Capital GBP 1 Limited	Cayman Islands
SMFG Preferred Capital GBP 2 Limited	Cayman Islands
SMFG Preferred Capital JPY 1 Limited	Cayman Islands
SMFG Preferred Capital JPY 2 Limited	Cayman Islands
SMFG Preferred Capital JPY 3 Limited	Cayman Islands
SMFG Preferred Capital USD 1 Limited	Cayman Islands
SMFG Preferred Capital USD 2 Limited	Cayman Islands
SMFG Preferred Capital USD 3 Limited	Cayman Islands
SMM Auto Finance, Inc.	Japan
Sumitomo Finance (Asia) Limited	Cayman Islands
Sumitomo Mitsui Banking Corporation Europe Limited	U.K.
Sumitomo Mitsui Banking Corporation of Canada	Canada
Sumitomo Mitsui Banking Corporation (China) Limited	China
Sumitomo Mitsui Card Company, Limited	Japan
Sumitomo Mitsui Finance and Leasing Company, Limited	Japan
Sumitomo Mitsui Finance Australia Limited	Australia
Sumitomo Mitsui Finance Dublin Limited	Ireland
The Japan Net Bank, Limited	Japan
The Japan Research Institute, Limited	Japan
THE MINATO BANK, LTD.	Japan
ZAO Sumitomo Mitsui Rus Bank	Russia

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